UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14A-12

PACIFIC BIOMETRICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

October 27, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Pacific Biometrics, Inc. to be held on Monday, December 8, 2008, at 9:00 a.m., local time, at our executive offices located at 220 West Harrison Street, Seattle, Washington 98119.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the meeting. In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders. I personally look forward to greeting our stockholders who are able to attend the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, please sign, date and promptly mail as soon as possible the enclosed proxy in the prepaid envelope provided.

Thank you.

Sincerely, Ronald R. Helm President and Chief Executive Officer

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held December 8, 2008

______________________

Stockholders:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Pacific Biometrics, Inc., a Delaware corporation, will be held on Monday, December 8, 2008, at 9:00 a.m., local time, at 220 West Harrison Street, Seattle, Washington 98119, for the following purposes:

1.	To elect seven directors to the Board of Directors;

2.	To ratify the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 27, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

The Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

By Order of the Board of Directors PACIFIC BIOMETRICS, INC. Ronald R. Helm President and Chief Executive Officer
Seattle, Washington
October 27, 2008

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

______________________

PROXY STATEMENT
For
2008 Annual Meeting of Stockholders
______________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Biometrics, Inc., to be voted at the 2008 annual meeting of stockholders. The 2008 annual meeting will be held at 9:00 a.m. (local time) on Monday, December 8, 2008, or at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at our executive offices at 220 West Harrison Street, Seattle, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We intend to mail this Proxy Statement and accompanying proxy card on or about November 3, 2008, to all stockholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including financial statements, accompanies this Proxy Statement.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on October 27, 2008, are entitled to notice of and to vote at the Annual Meeting. On that date, there were 18,920,149 shares of common stock issued and outstanding. Stockholders are entitled to one vote for each share of common stock held of record on each matter to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 50% of the outstanding shares of common stock constitutes a quorum at the Annual Meeting. Under Delaware law and our Certificate of Incorporation, assuming the presence of a quorum, the election of directors requires a plurality of votes represented in person or by proxy at the meeting, and ratification of the appointment of PMB Helin Donovan, LLP as our auditors for fiscal 2009 requires that the votes cast in favor exceed the votes cast against the proposal. Computershare Trust Company, Inc., our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or the other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any stockholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 27, 2008, certain information regarding the beneficial ownership of our common stock by the following persons or groups:

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock;
•	each Named Executive Officer identified in the Executive Compensation table below;
•	each of our current directors and director nominees; and
•	all of our directors and executive officers as a group.

As of October 27, 2008, there were issued and outstanding 18,920,149 shares of common stock.

	Beneficial Ownership of Common Stock (2)
Name and Address (1)	No. of Shares		Percent
Officers and Directors:
Ronald R. Helm	1,147,049	(3)	6.0%
Elizabeth T. Leary, Ph.D.	241,207	(4)	1.3
Mario Ehlers, M.D., Ph.D.	140,178	(5)	**
Terry M. Giles	506,481	(6)	2.7
Paul G. Kanan	279,269	(7)	1.5
Richard W. Palfreyman	84,261	(8)	**
Curtis J. Scheel	37,500	(9)	**
Stanley L. Schloz	450,059	(10)	2.4
Kenneth R. Waters	189,975	(11)	**
All current directors and executive officers as a group (10 persons)	3,011,440	(12)	15.1

5% Owners:
EFG Bank S.A. 24 Quai du Seujet 1211 Geneva 2, Switzerland	1,441,907		7.5
Anthony Silverman 2747 Paradise Road, #903 Las Vegas, NV 89109	1,126,600	(13)	5.9

** Less than one percent
(1)	Except as otherwise noted, the address of each of these stockholders is c/o Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119.
(2)
This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to our knowledge, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned.

(3)	Includes 344,049 shares of common stock subject to options exercisable within 60 days of October 27, 2008 (“Vested Options”) held by Mr. Helm and 600,000 shares of restricted stock.
(4)	Includes 179,809 shares of common stock subject to Vested Options held by Dr. Leary and 18,000 shares of restricted stock.
(5)	Dr. Ehlers resigned as our Chief Medical Officer on August 22, 2008. Includes 121,178 shares of common stock subject to Vested Options held by Dr. Ehlers and 19,000 shares of restricted stock.
(6)	Includes 25,000 shares of common stock subject to Vested Options held by Mr. Giles, 111,111 shares underlying warrants and 12,500 shares of restricted stock.
(7)
Includes 88,524 shares of common stock held by the Kanan Living Trust dated May 15, 1990, of which Mr. Kanan is a co-trustee with his wife. Also includes 178,245 shares of common stock subject to Vested Options held by Mr. Kanan and 12,500 shares of restricted stock.

(8)	Includes 71,761 shares of common stock subject to Vested Options held by Mr. Palfreyman and 12,500 shares of restricted stock.
(9)	Includes 25,000 shares of common stock subject to Vested Options held by Mr. Scheel and 12,500 shares of restricted stock.
(10)	Includes 22,500 shares of common stock held by Mr. Schloz’s wife.
(11)	Includes 88,043 shares subject to Vested Options held by Mr. Waters, 7,500 shares of restricted stock.
(12)
Consists of Ronald R. Helm, Paul G. Kanan, Terry M. Giles, Richard W. Palfreyman, Curtis J. Scheel, Stanley L. Schloz, Kenneth R. Waters, Dr. Elizabeth T. Leary, John P. Jensen and Michael Murphy. Includes an aggregate of 1,072,907 shares of common stock subject to Vested Options held by such persons, 111,111 shares of common stock underlying warrants and an aggregate of 701,250 shares of restricted stock.

(13)	Includes 170,000 shares of common stock held by Katsinam Partners, LP, of which Mr. Silverman is the general partner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires our executive officers and directors, and persons who own more than 10% of our outstanding common stock, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such ownership reports they file.

Based solely on our review of the copies of such reports we received, or written representations from certain reporting persons, we believe that, during the 2008 fiscal year, all such filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that the following filings were not made on a timely basis: Terry Giles, one of our directors, filed a late Form 4 reporting 2 transactions; and Ronald Helm, our Chief Executive Officer, filed a late Form 4 reporting 1 transaction.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of October 27, 2008 were as follows:

Name	Age	Position
Ronald R. Helm	57	President, Chief Executive Officer and Director
Dr. Elizabeth Teng Leary	60	Chief Scientific Officer
John P. Jensen	52	Vice President of Finance and Controller
Michael P. Murphy	54	Senior Vice-President, Operations
Terry M. Giles	60	Director
Paul G. Kanan (3)	62	Director
Richard W. Palfreyman (1)(2)(3)	66	Director
Curtis J. Scheel (1)(2)(3)	49	Director
Stanley L. Schloz (1)(3)	65	Director
Kenneth R. Waters (2)	57	Director Strategic Planning and Director

(1)	Member of Audit Committee (see “- Audit Committee” below)
(2)	Member of Compensation Committee (see “- Compensation Committee” below)
(3)	Each such director is “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Our Board of Directors currently consists of seven directors. Currently, four directors, Paul Kanan, Richard Palfreyman, Curtis Scheel and Stanley Schloz, are considered “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Officers are appointed by the Board of Directors. Each executive officer named above will serve until his or her successor is appointed or until his or her earlier death, resignation or removal. It is expected that each of the above officers will be reappointed by the Board of Directors immediately following the Annual Meeting.

Directors

For the biographical summary of our seven director-nominees, see “Proposal 1. Election of Directors - Nominees” below.

Executive Officers

In addition to Mr. Helm, following is biographical information for our other executive officers. Mr. Helm’s biographical information is set forth below under “Proposal 1. Election of Directors - Nominees.”

Elizabeth Teng Leary, Ph.D, DABCC
Elizabeth Teng Leary, Ph.D, DABCC, has served as our Chief Scientific Officer since 2000, prior to which Dr. Leary was our Vice President of Laboratory Services from 1998. Dr. Leary co-founded Pacific Biometrics Inc., a Washington corporation (PBI-WA), in 1989 and from 1989 to 1998, she was Vice President and Director of the Laboratory Division of PBI-WA. In l989, Dr. Leary also co-founded the Pacific Biometrics Research Foundation (PBRF), a non-profit corporation affiliated with us, and currently serves as the director of the CDC Cholesterol Reference Network Laboratory at PBRF (one of eleven such reference laboratories in the world). Prior to joining Pacific Biometrics, Dr. Leary served as a director of clinical chemistry and industry consultant for 13 years. She is a diplomat of the American Board of Clinical Chemistry. She is past chair of the Pacific Northwest chapter of American Association for Clinical Chemistry (AACC) and the Lipids and Vascular Disease Division of AACC, and past president of the North America Chinese Clinical Chemist Association. She has published over 80 articles in peer-reviewed journals and books and is a recipient of several grants and awards. Dr. Leary received her B.A. from the University of California at Berkeley and her Ph.D. in Biochemistry from Purdue University. She is a graduate of the post-doctoral training program in clinical chemistry at the University of Washington Department of Medicine.

Michael P. Murphy, Ph.D., DABCC
Michael P. Murphy, Ph.D., has served as our Senior Vice-President, Operations since May, 2005. From June 1999 to May 2005, Dr. Murphy served as Director, Laboratory Operations, Regional CMBP Account Executive, and Technical Director of Laboratory Corporation of America. He served as Director of Laboratory Services from 1998 -1999 at Pacific Biometrics, Inc. before returning to the commercial clinical diagnostic laboratory industry. From November 1993 through November 1997, Dr. Murphy was Technical Director for Laboratory Corporation of America. Prior to 1993 he served as Laboratory Director for Eastern Maine Medical Center and Director, Professional Services at Compulab Corporation. His experience includes various environments such as clinical diagnostic, commercial reference, and clinical trial and research laboratories. His areas of expertise include technical and administrative laboratory operations, method standardization and quality assurance, laboratory consultation and support, information systems and laboratory automation. Research and clinical areas of interest include diabetes, infectious diseases, cardiovascular and oncology testing. Dr. Murphy received his B.S. from Xavier University and Ph.D. from The Ohio State University. He is a Diplomat of the American Board of Clinical Chemistry.

John P. Jensen
John P. Jensen has served as our Vice President of Finance and Controller since July 1, 2007 and as our Controller since May 2005. From May 2002 to March 2005, Mr. Jensen was Vice President, Operations for Utility, Inc., a privately-held manufacturing company. From June 2000 to March 2002, Mr. Jensen was Director of Operations for Seattle Lab, Inc., a wholly-owned subsidiary of BVRP, Inc., a French public company. Prior to 2000, Mr. Jensen has 22 years of experience in financial management in the manufacturing, professional service and retail medical supply sectors, holding senior management positions at Mountain Safety Research, Inc., a wholly owned subsidiary of REI, Inc., and Karr, Tuttle, Campbell, P.S. Mr. Jensen holds a B.B.A. with a Minor in Mathematics from Eastern Washington University.

Board Meetings and Committees

The roles and responsibilities of the Board are as set forth by Delaware corporate law, which includes providing general oversight of management and setting strategic direction for the company. Our Board of Directors, which held four meetings during the fiscal year ended June 30, 2008, has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee; the functions customarily attributable to the nominating committee are performed by the Board of Directors as a whole. During the 2008 fiscal year, each director was in attendance at more than 75% of the meetings held of the Board and any committees on which he served during his tenure as a director. At each Board meeting, the non-management directors have the opportunity to meet in executive session without members of management present. Ronald Helm, a director and our Chief Executive Officer, currently serves as the Chairman of the Board. We have not established a written position description for our Chairman of the Board or for the Chairs of any of the Board Committees; rather, a primary function of those positions is to set the agenda for and lead the meetings.

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. The committee annually reviews the qualifications and objectivity of our independent auditors, is responsible for selecting, retaining or replacing our independent auditors, reviews the scope, fees and result of their audit, reviews and approves any non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also has authority for selecting and engaging our independent auditors and approving their fees. During the 2008 fiscal year, the Audit Committee met 10 times.

The Audit Committee currently consists of three directors, Richard Palfreyman, Curtis Scheel and Stanley Schloz. During the majority of fiscal year 2008, the Audit Committee consisted of two directors, Mr. Palfreyman (Chairman) and Mr. Scheel. Mr. Schloz was added to the Audit Committee in June 2008. The Board has determined that Mr. Palfreyman is qualified as an “audit committee financial expert” within the meaning of SEC regulations based on his accounting and related financial management expertise. In addition, each of Messrs. Palfreyman, Scheel and Schloz is considered an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market.

The Board has adopted a written charter for the Audit Committee. The Audit Committee charter is not currently available on our Web site. A copy of the Audit Committee charter was filed with our Proxy Statement for our 2006 Annual Meeting, which may be accessed through the SEC’s website at www.sec.gov.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning compensation, including stock option grants and restricted stock awards, for our executive officers. The Compensation Committee met three times during fiscal 2008.

The Compensation Committee establishes, reviews and recommends to the Board the compensation and benefits to be provided to our executive officers and reviews general policy matters relating to employee compensation and benefits. The Committee has sole authority to approve compensation (including base salary, incentive compensation and equity-based awards) of our executive officers based on evaluation of performance against such goals and objectives. In determining the appropriate level and mix of compensation, the Compensation Committee considers the recommendations of our Chief Executive Officer, information provided by our outside compensation consultant, and changes in market trends.

The Compensation Committee currently consists of three directors, Richard Palfreyman, Curtis Scheel and Ken Waters. During the majority of fiscal year 2008, the Compensation Committee consisted of two directors, Mr. Palfreyman (Chairman) and Mr. Scheel. Mr. Waters was added to the Compensation Committee in June 2008. Mr. Scheel and Mr. Palfreyman is each considered an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market; however, Mr. Waters is not considered “independent,” as he currently is an employee, serving as our Director of Strategic Planning. The Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee charter is not currently available on our Web site, but is included as Appendix A to this Proxy Statement.

Policy on Stockholder Nomination of Directors

Currently, our Board of Directors does not have a Nominating Committee. Rather, candidates for election to our Board of Directors are approved by our full Board of Directors for recommendation and nomination to the stockholders.

In identifying candidates to be directors, our Board seeks persons it believes to be knowledgeable in our business or industry experience, or some aspect of it which would benefit our company. Our Board believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Board of Directors will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Board of Directors will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders, and persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Candidates have traditionally been recommended to the Board by our Chief Executive Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. Our Board of Directors also is open to receiving recommendations from stockholders as to potential candidates it might consider. The Board of Directors gives equal consideration to all director nominees, whether recommended by our stockholders, management or current directors.

In June 2008, the Board increased the size of the Board and appointed two new directors, Stanley Schloz and Kenneth Waters. Messrs. Schloz and Waters are nominees for election by stockholders at the Annual Meeting. Ronald Helm, our Chief Executive Officer, recommended both persons for appointment to the Board. Mr. Schloz is a long-time stockholder of our company and an experienced businessman. Mr. Waters was well known to all Board members as our long time Corporate Secretary and as our Director of Strategic Planning.

A stockholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Board of Directors necessarily will nominate the person so recommended by a stockholder. In addition, for nominees for election to the Board proposed by stockholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;
•	the principal occupation or employment of each nominee;
•	the number of shares of our stock beneficially owned by each nominee;
•	the name and address of the stockholder making the nomination and any other stockholders known by such stockholder to be supporting such nominee;
•	the number of shares of our stock beneficially owned by such stockholder making the nomination, and by each other stockholder known by such stockholder to be supporting such nominee;
•	any other information relating to the nominee or nominating stockholder that is required to be disclosed under SEC rules in order to have a stockholder proposal included in our proxy statement; and
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

Stockholder Communication with the Board

Stockholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such correspondence must identify the author as a stockholder of Pacific Biometrics, Inc., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or
•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his review and follow-up action as he deems appropriate.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy requiring director attendance at our annual meeting of stockholders, however, all directors are encouraged to attend. At last year’s annual meeting of stockholders, one of our directors was in attendance.

Code of Ethics

We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and other employees performing similar functions. We filed a copy of the Code of Ethics as an exhibit to our annual report on Form 10-KSB for the 2004 fiscal year, which may be accessed through the SEC’s website at www.sec.gov.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table shows for each of the two fiscal years ended June 30, 2008 and 2007 , respectively, compensation awarded or paid to, or earned by, the following persons (collectively, the “Named Executive Officers”):

•	Ronald R. Helm, our Chief Executive Officer and Chairman;
•	Elizabeth T. Leary, Ph.D., our Chief Scientific Officer; and
•	Mario R. Ehlers, Ph.D., our former Chief Medical Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Comp. ($)	Total ($)

Ronald R. Helm (1) Chief Executive Officer and Chairman	2008 2007	$239,000 233,000	$24,000 34,500	$146,000 $396,000	$6,739 (1) 6,341	$415,739 669,841
Elizabeth T. Leary (2) Chief Scientific Officer	2008 2007	167,833 184,458	- 4,750	- 17,820	4,144 (2) 6,736	171,977 213,764
Mario R. Ehlers (3) Former Chief Medical Officer	2008 2007	206,250 194,166	10,000 5,000	- 18,810	1,959 (3) 5,569	218,209 223,845

(1)
Mr. Helm became a Director, Chairman and Chief Executive Officer on August 28, 2002. The amount listed under “Bonus” was paid as a discretionary bonus upon approval of the Board of Directors. The amounts listed under “All Other Compensation” in fiscal 2008 include $1,959 in life insurance premiums paid by us for Mr. Helm’s benefit and $4,780 in company-contributions for Mr. Helm’s account in the 401(k) plan.

(2)
Dr. Leary became Chief Scientific Officer in 2000. The amounts listed under “All Other Compensation” in fiscal 2008 include $1,959 of life insurance premiums paid by us for Dr. Leary’s benefit and $2,185 in company-contributions for Dr. Leary’s account in the 401(k) plan.

(3)
Dr. Ehlers resigned as our Chief Medical Officer on August 22, 2008. He continues to serve as President of Pacific Biomarkers, Inc. (a wholly owned subsidiary) and provides other services under a six month consulting agreement. The amounts listed under “All Other Compensation” in fiscal 2008 include $1,959 in life insurance premiums paid by us for Dr. Ehlers’ benefit.

Narrative Discussion of Summary Compensation Table Information

The following provides a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our Named Executive Officers.

Ronald R. Helm, Chief Executive Officer and Chairman

Cash Compensation. Mr. Helm was awarded total cash compensation for his services to us for fiscal 2008 in the amount of $263,000. Of this sum, $239,000 represents his base salary and $24,000 for cash bonuses. The salary of $233,000 for fiscal 2007 represents his then-base salary of $240,000, less a 10% pay cut taken by all executive officers between March and June 2007. Subsequent to the end of the 2008 fiscal year, the Compensation Committee approved an amendment to Mr. Helm’s employment agreement to increase his base salary to $250,000 per year, beginning effective October 1, 2008. The Compensation Committee plans to reevaluate Mr. Helm’s base salary and long-term incentive awards on an annual basis.

In determining Mr. Helm’s base salary for the 2008 fiscal year, the Compensation Committee considered Mr. Helm’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Mr. Helm, including the performance of Mr. Helm, and level of his experience, ability and knowledge of the job.

Long-Term Incentive Awards. On October 19, 2007, the Board awarded Mr. Helm 200,000 shares of restricted stock, at a market price of $0.73 per share, which vest on the third anniversary of the grant date. The restricted shares are subject to forfeiture if Mr. Helm’s employment is terminated prior to the vesting date.

The amount included under the column “Stock Awards” in the Summary Compensation Table for Mr. Helm represents the dollar amount recognized as compensation expense with respect to the restricted stock award to Mr. Helm of 200,000 shares, as reflected in our audited financial statements for the 2008 fiscal year in accordance with Statement of Financial Accounting Standards Statement No. 123(R), Share-Based Payment (SFAS No. 123(R)), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by SFAS No. 123(R).

Fringe Benefits and Perquisites. During fiscal 2008, we provided fringe benefits to Mr. Helm in an amount of $6,739, related to short-term, long-term disability and life insurance and company match on our 401(k) plan.

Employment Agreement. We have a written employment agreement with Ronald R. Helm, originally entered into in 2005, and subsequently amended. Pursuant to the employment agreement, during the 2008 and 2007 fiscal years, Mr. Helm’s base salary was $240,000 per year, and he was eligible for potential bonuses based on criteria determined by our board of directors. For fiscal 2008, Mr. Helm received a discretionary bonus of 10%, as determined by the Compensation Committee. For fiscal 2007, Mr. Helm received cash bonuses for achievement of certain performance milestones: (a) a 20% bonus on his quarterly salary, paid for achievement of revenue targets for one quarter; and (b) a 10% discretionary bonus paid on his then-base annual salary.

In fiscal 2007, Mr. Helm agreed to surrender all of his stock options specified in the original employment agreement in exchange for an award of 200,000 shares of restricted common stock. In addition, in fiscal 2007 Mr. Helm received 200,000 additional shares of restricted stock for meeting fiscal 2006 performance milestones of $10,000,000 in revenue and backlog targets. In fiscal 2008, the Board granted to Mr. Helm an additional 200,000 shares of restricted stock.

The term of the employment agreement continues through September 30, 2010, renewable upon mutual agreement of us and Mr. Helm. If we terminate the employment agreement without cause, Mr. Helm will be entitled to receive the unpaid salary and vacation for the remaining term of the agreement, plus any bonus earned as of the date of termination. In the event our company is sold, is the non-surviving party in a merger or completes a sale of substantially all its assets, Mr. Helm will be entitled to receive an amount equal to two times his base annual salary, less any money that he receives from the buyer or surviving entity. Mr. Helm may terminate the agreement upon 30 days’ notice.

Elizabeth T. Leary, Chief Scientific Officer

Cash Compensation. Dr. Leary was awarded total cash compensation for her services to us for fiscal 2008 in the amount of $167,833 consisting of her base salary. Effective March 1, 2008, Dr. Leary’s base salary was modified to $114,000 from $190,000 per year to accommodate an agreed-upon reduction in time on site from full-time to 2/3rd time. The salary of $233,000 for fiscal 2007 represents her then-base salary of $190,000, less a 10% pay cut taken by all executive officers between March and June 2007. The Compensation Committee plans to reevaluate Dr. Leary’s base salary and long-term incentive awards on an annual basis.

In determining Dr. Leary’s base salary for the fiscal year 2008, the Compensation Committee considered Dr. Leary’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Dr. Leary, including the performance of Dr. Leary, and level of her experience, ability and knowledge of the job.

Fringe Benefits and Perquisites. During fiscal 2008, we provided fringe benefits to Dr. Leary in an amount of $4,144, related to short-term, long-term disability and life insurance and company match on our 401(k) plan.

Employment Agreement. We have a letter agreement with Dr. Leary for her employment, which was originally entered into in 2004. It specifies a base salary of $190,000 per year, with potential bonuses of 2.5% paid quarterly and 10% annual bonus based on criteria determined by our board of directors. We did not pay any bonuses to Dr. Leary during fiscal 2008. Effective March 1, 2008, Dr. Leary’s base salary was modified to $114,000 to accommodate an agreed upon reduction in time on site from full-time to 2/3rd time.

Mario R. Ehlers, Former Chief Medical Officer

Subsequent to the end of the 2008 fiscal year, Dr. Ehlers resigned as our Chief Medical Officer, effective as of August 22, 2008. He continues to serve as President of Pacific Biomarkers, Inc. (a wholly owned subsidiary) and provides other services under a six month consulting agreement.

Cash Compensation. Dr. Ehlers was awarded total cash compensation for his services to us for fiscal 2008 in the amount of $216,250. Of this sum, $206,166 represents his base salary and $10,000 for cash bonuses.

In determining Dr. Ehlers’s base salary for the 2008 fiscal year, the Compensation Committee considered Dr. Ehlers’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Dr. Ehlers, including the performance of Dr. Ehlers, and level of his experience, ability and knowledge of the job.

Fringe Benefits and Perquisites. During fiscal 2008, we provided fringe benefits to Dr. Ehlers in an amount of $1,959, related to short-term, long-term disability and life insurance.

Employment Agreement. We did not have a written employment agreement with Dr. Ehlers.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of June 30, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Ronald R. Helm	340,000 4,049	340,000 4,049	- -	- -	$0.81 0.81	01/30/2014 01/30/2014	600,000	$264,000	--	--
Elizabeth T. Leary	21,922 157,887	21,922 157,887	- -	- -	0.51 0.81	08/27/2012 01/30/2014	18,000	7,920	--	--
Mario R. Ehlers	117,391 3,787	117,391 3,787	- -	- -	0.81 0.81	01/30/2014 01/30/2014	19,000	8,360

Potential Payments Upon Resignation, Retirement, or Change of Control

Other than an employment agreement with Mr. Helm (as described above), we do not have any plans or agreements that are specific and unique to executive officers regarding termination of employment or a change of control of the company. However, our 2005 Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested stock awards upon a change of control (as defined in the plan), irrespective of the scheduled vesting date for these awards.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The following table presents information about compensation paid to our non-employees directors during fiscal 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
	($)	($)	($)	($)

Terry M. Giles	$15,000	-	-	$15,000
Paul G. Kanan	15,000	-	-	15,000
Richard W. Palfreyman	22,500	-	-	22,500
Curtis J. Scheel	22,500	-	-	22,500
Stanley L. Schloz (2)	-	-	-	-

(1)	None of our non-employee directors received awards of restricted stock or stock options during fiscal 2008.
(2)	Mr. Schloz was appointed as a director in June 2008 and did not receive any director compensation for fiscal 2008.

Narrative to Director Compensation Table

The Board grants directors an honorarium of $3,750 per meeting attended. In addition, Committee members receive $625 and Committee Chair receives $1,250 per meeting attended.

Non-employee directors are also eligible to receive awards of stock options or restricted stock under our equity compensation plans. None of our non-employee directors received awards of restricted stock or stock options during fiscal 2008. In addition, non-employee directors will be reimbursed their expenses associated with attending Board meetings. We maintain liability insurance on our directors and officers.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On September 28, 2007, we loaned $100,000 to Saigene Corporation, a then-greater than 5% stockholder, and entered into a secured promissory note and security agreement with Saigene. The loan is secured by Saigene’s entire patent portfolio. The principal bears interest at a variable rate equal to the prime rate plus two percentage points. The terms of the promissory note require Saigene to make monthly payments of accrued and unpaid interest, beginning on February 1, 2008, with all unpaid principal and accrued and unpaid interest due and payable in full on or before March 28, 2009. Saigene subsequently filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

All ongoing and any future related-party transactions have been and will be made or entered into on terms that are no less favorable to us than those that may be obtained from an unaffiliated third party. In addition, any future related-party transactions, including any forgiveness of loans, must be approved by a majority of the disinterested members of our board of directors. If a related person proposes to enter into such a transaction with us, such proposed transaction must be reported to us, preferably in advance.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent public accountants, PMB Helin Donovan, LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants have provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Richard W. Palfreyman
Curtis J. Scheel
Stanley L. Schloz

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of PMB Helin Donovan, LLP, independent registered public accounting firm, to be our auditors for the fiscal year ending June 30, 2009. PMB Helin Donovan, LLP has served as our auditors since September 5, 2007. Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PMB Helin Donovan, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, all additional non-audit matters to be provided by the independent auditors must be pre-approved.

Audit and Related Fees for Fiscal 2008 and 2007

The following table set forth the aggregate fees billed by our current auditors, PMB Helin Donovan, LLP, as well as our previous auditors, Williams & Webster, P.S., for professional services rendered to us during the two fiscal years ended June 30, 2008 and 2007. The Audit Committee has considered these fees and services and has determined that the provision of these services is compatible with maintaining the independence of each firm.

	Williams & Webster, P.S.		PMB Helin Donovan, LLP
	2008	2007	2008	2007
Audit Fees (1)	$861	$78,833	$65,519	$68,866
Audit Related Fees (2)	--	1,674	5,712	1,460
Tax Fees (3)	--	--	--	--
All Other Fees	5,990	--	3,060	12,600

(1)
“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-QSB, and audit services provided in connection with other statutory or regulatory filings. The Audit Fees for PMB Helin Donovan, LLP reported for 2007 of $68,866 includes $41,463 that was billed after the record date for the 2007 proxy.

(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning services, including preparation of tax returns.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven directors. Our Board of Directors has nominated the seven persons named below as candidates for election at the Annual Meeting, each of whom is a current director. If elected at the Annual Meeting, each director nominee will hold office until the next meeting of stockholders at which his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the seven nominees named below. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. Each of the nominees has agreed to serve if elected and we have no reason to believe that they will be unable to serve.

Set forth below is biographical information for each of the seven nominees as director.

Name of Director	Position / Background	Director Since

Ronald R. Helm
Ronald R. Helm has served as our Chairman, Chief Executive Officer and a Director since August 28, 2002. From 1996 to August 28, 2002, Mr. Helm served as the Chairman and CEO of Saigene Corporation, and served on the board of directors of Saigene until January 2004. Mr. Helm was previously in a private law practice with the California law firm of Helm, Purcell & Wakeman. Mr. Helm was a Senior Vice-President and General Counsel for ComputerLand Corporation and also served as the Managing Director of ComputerLand Europe. Prior to that, Mr. Helm was the Associate Dean for Development and a Professor of Law at Pepperdine University School of Law. He received his B.S.Ed from Abilene Christian University and his J.D. from Pepperdine University School of Law.
2002

Paul G. Kanan
Paul G. Kanan has served as a Director since July 1996, and previously served as President and Chief Executive Officer from October 1996 through August 2002. Mr. Kanan served as President and Chief Executive Officer of our wholly owned subsidiary, Pacific Biometrics, Inc., a Washington corporation, from October 1996 through August 2002, and as President and a director of BioQuant from October 1993 through August 2002. Since May 2001, Mr. Kanan has served as Vice President of Operations and Chief Financial Officer of Agensys, Inc., a biotechnology firm in California. Mr. Kanan is also an officer and director of CEO Advisors, a health care consulting firm that he co-founded in 1992. Mr. Kanan received his B.S.E. from the University of Michigan and an M.B.A. from Harvard University Graduate School of Business.
1996

Terry M. Giles
Terry M. Giles was elected to the Board of Directors in September 2003. Mr. Giles previously served on our Board of Directors from 1995 to 2001. Mr. Giles currently is in private law practice in California, and is also an adjunct professor with the Pepperdine University School of Law. Mr. Giles currently also serves as Chairman of Giles Enterprises, a private holding company for various business enterprises, as Chairman of the Board of Landmark Education Corporation, a private company providing seminars on personal growth and responsibility, as Chairman of Mission Control Productivity, Inc., a private company, and as the owner of GWE, LLC, a private company specializing in lender financing. Mr. Giles serves on the Pepperdine University Board of Regents and is a member of the Board of Visitors for the Pepperdine University School of Law. Mr. Giles also serves on the board of directors of The Terry M. Giles Foundation, a charitable foundation. Mr. Giles received his B.A. from California State University at Fullerton and his J.D. from Pepperdine University School of Law.
2003

Name of Director	Position / Background	Director Since

Richard W. Palfreyman
Richard W. Palfreyman became a Director on August 28, 2002, and currently serves on our Audit Committee and Compensation Committee. Mr. Palfreyman is currently the President, CEO and Director of the Relax the Back Corporation, serving since November 2001. Mr. Palfreyman’s prior business positions include serving as President and Chief Executive Officer of BackSaver Acquisitions Corporation from November 2001 to October 2002, as Chief Operating Officer and Chief Financial Officer of Spafinder, Inc. from October 2000 to August 2001, as Chief Operating Officer of Spectra Entertainment Corporation from October 1996 to June 2000. He has also served as President and Chief Executive Officer of the Photo & Sound Corporation and as the Chief Financial Officer of ComputerLand Corporation. Mr. Palfreyman holds a B.S. in Economics and an M.B.A. from the University of Utah.
		2002

Curtis J. Scheel
Curtis J. Scheel became a Director on January 1, 2006, and currently serves on our Audit Committee and Compensation Committee. Mr. Scheel currently serves as the Chief Operating Officer of Ritz Camera Centers, serving since January 2003. Mr. Scheel’s prior business positions include President and Chief Financial Officer of Cameraworld.com from December 1999 to May 2002 and Director of National Marketing, Technology Division, Deutsche Financial Services Corp. from July 1996 to December 1999. He has also served as Vice President and Chief Financial Officer at Artisoft, Inc. from September 1995 to June 1996 and Vice President and Treasurer at Microage, Inc. from September 1989 to 1995. Mr. Scheel holds a B.B.A. and an M.B.A. from the University of Wisconsin-Madison.
		2006

Stanley L. Schloz	Stanley L. Schloz became a Director on June 2, 2008, and currently serves on our Audit Committee. Mr. Schloz served on the board of directors of Oncologix Tech Inc. (formerly BestNet Communications) from 2003 to 2007 and currently serves on the board of directors of Tempco Inc. Mr. Palfreyman’s prior business positions include serving as director of Tactical Systems Operations of the Space and Systems Technology Group. Mr. Schloz holds the degree of Bachelor of Science in Electrical Engineering from Iowa State University and has completed advanced business studies at Arizona State University.	2008

Kenneth R. Waters
Kenneth R. Waters became a Director on June 2, 2008 and currently serves on our Compensation Committee. Mr. Waters has been our Director of Strategic Planning since September 2002 and Corporate Secretary since December 2004. Mr. Waters previously held president or CEO level positions at ComputerLand Corporation, Power-Up Software and Microage Corporation. Mr. Waters has also established a business and legal consulting practice, working with such clients as AT&T, Williams-Sonoma, Commodore International, CMS Enhancements Inc., ComputerLand, Power Up Software, Peerless Systems Corporation, and CelluLand. Mr. Waters has a BA in Political Science/History and is a member of the California Bar Association.
		2008

The Board of Directors Recommends that the Stockholders Vote “FOR”
Each of the Above Director-Nominees

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected PMB Helin Donovan, LLP as our independent auditors for the 2009 fiscal year, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PMB Helin Donovan, LLP has audited our financial statements since September 5, 2007. Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent auditors is not required by our bylaws; however the Board of Directors is submitting the selection of PMB Helin Donovan, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” Proposal 2

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Eligible stockholders who wish to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with next year’s 2009 Annual Meeting of Stockholders must deliver a copy of their proposal in writing to our Corporate Secretary, at 220 West Harrison Street, Seattle, Washington 98119. Proposals must be received by the Corporate Secretary no later than June 30, 2009. To be eligible to submit a proposal, a stockholder must have continually owned shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for at least one year, and the stockholder must continue to own such shares through the date of the 2009 annual meeting. In addition, a stockholder who intends to submit a proposal at the 2009 annual meeting of stockholders that is not eligible or not intended for inclusion in our proxy statement must provide written notice to our Corporate Secretary at our principal executive offices, no later than September 15, 2009. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119, Attention: Investor Relations.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which includes financial statements and schedules thereto, is being mailed to stockholders together with this Proxy Statement. We will provide copies of the exhibits to the Annual Report on Form 10-K as filed with the SEC, upon written request to our Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, Washington 98119. We may require payment of a reasonable fee to cover the costs of reproduction and mailing of any such requested exhibits.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors Ronald R. Helm President and Chief Executive Officer

Seattle, Washington
October 27, 2008

APPENDIX A

PACIFIC BIOMETRICS, INC. - COMPENSATION COMMITTEE CHARTER

l.	Statement of Purpose

The Compensation Committee is a standing committee of the Board of Directors (the “Board”). The Committee’s role is to discharge the Board’s responsibilities regarding compensation of the Company’s executive officers and Board members and to oversee and advise the Board on the adoption of policies governing the Company’s compensation and benefit programs. The Committee shall also prepare a report on executive compensation for inclusion in the Company’s annual proxy statement.

ll.	Organization and Procedures

1.  Charter. This charter shall be reviewed and reassessed by the Committee annually and any proposed changes shall be submitted to the Board for approval.

2.  Members. The Committee shall be comprised of at least two members. Committee members shall be appointed by the Board and meet the independence requirements of applicable law, the listing standards of the Nasdaq Stock Market and applicable policies of the Board. The Board may remove committee members. The Board shall designate a Committee Chairperson.

3.  Meetings. The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than 2 times annually, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. The Committee shall regularly report its activities to the Board.

4.  Agenda, Minutes and Reports. The Committee Chairperson shall establish agendas for Committee meetings. An agenda and any associated subject matter materials of each meeting shall be sent to Committee member before each meeting. Minutes documenting activities and discussions for all Committee meetings shall be prepared for circulation to all Committee members ensuring an accurate final record. Final minutes shall be approved at a subsequent Committee meeting or by unanimous written consent and shall be distributed periodically to the full Board. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

5.  Outside Advisors. The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee shall have the authority to select, retain and terminate outside consultants or advisors, as it determines appropriate, to assist it in the performance of its functions and to advise or inform the Committee and determine reasonable compensation or expenses associated with such consultants or advisors. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

lll.	Responsibilities

The following shall be the principal Committee responsibilities:

1.  Compensation Philosophy and Program. In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs. The Committee shall periodically review Company’s executive compensation programs and implement any modifications deemed necessary or advisable, in accordance with this policy and prevailing market conditions and Company objectives.

A-1

2.  Chief Executive Officer Compensation. Prior to the beginning of each fiscal year, the Committee shall review and approve the Company’s annual goals and objectives regarding the Chief Executive Officer’s compensation. The Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer based on evaluation of performance against such goals and objectives. In determining incentive compensation, the Committee may consider such factors that it deems appropriate from time to time, including without limitation the Company’s performance and relative shareholder return, attainment of specified long- or short-term objectives, management development and comparable incentive awards to chief executive officers at similar companies. The Chief Executive Officer may not be present during deliberations or voting concerning his or her compensation. The Committee Chairman shall conduct the evaluation of the Chief Executive Officer’s performance and communicate performance incentive awards, changes in base salary and any other relevant compensation information to the Chief Executive Officer.

3.  Officer Compensation. The Committee shall also review and approve the compensation (including base salary, incentive compensation and equity-based awards) of executive officers of the Company and its business unit subsidiaries. The Committee shall also review and approve compensation and expense reimbursement packages for new executive officers and any severance compensation or reimbursement for terminated executive officers.

4.  New Compensation Arrangements: The Committee shall review and approve proposed new compensation arrangements, including employment agreements, expense reimbursement arrangements, tax gross-up adjustments, hiring bonuses, severance agreements or change-in-control provisions for all officers of the Company.

5.  Benefit Plans. The Committee shall annually review the Company’s employee benefit plans, including any incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless otherwise delegated or otherwise determined by the Board, the Committee shall administer such plans, including determining any incentive or equity-based award grants to officers or members of the Board under any such plan.

6.  Annual Compensation Committee Report. The Committee shall produce an annual report on executive compensation to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

7.  Delegation. When appropriate, the Board or the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

8.  Other Duties. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

This Charter is intended to provide a set of guidelines for the effective functioning of the Committee. Accordingly, on at least an annual basis, the Committee will review and reassess the adequacy of this Charter, and any proposed changes shall be submitted to the Board of Directors for approval.

Approved by the Compensation Committee
Date: March 3, 2008

Approved by the Board of Directors
Date: March 3, 2008

A-2

PACIFIC BIOMETRICS, INC.

Proxy Card for 2008 Annual Meeting of Stockholders
December 8, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Biometrics, Inc., a Delaware corporation (the “Company”), hereby appoints Ronald R. Helm and John P. Jensen, or either of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned stockholder is entitled to vote at the Company’s 2008 Annual Meeting of Stockholders , to be held on December 8, 2008, at 9:00 a.m. local time, at the Company’s executive offices located at 220 West Harrison Street, Seattle, Washington 98119 and at any adjournments or postponements thereof (the “Annual Meeting”), upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 27, 2008. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

(Continued and to be signed on the reverse side)

1.	Nominees for Election as Director

(01) Ronald R. Helm
(02) Terry M. Giles
(03) Paul G. Kanan
(04) Richard W. Palfreyman
(05) Curtis J. Scheel
(06) Stanley L. Schloz
(07) Kenneth R. Waters

Mark X for only one box:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEES BELOW

Number Only

2.	Ratification of the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending June 30, 2009:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

I PLAN TO ATTEND THE ANNUAL MEETING  ☐

If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.

Please sign, date and return this Proxy Card today, using the enclosed envelope.

Signature(s)	Date_____________, 2008

Print Name(s)

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).